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                                                                    EXHIBIT 99.1

                                                        [ADAMS RESPIRATORY LOGO]

                                                              4 Mill Ridge Lane
                                                              Mill Ridge Farm
                                                              Chester, NJ 07930
                                                              Main: 908-879-1400
                                                              Fax: 908-879-9191
                                                              www.adamsrt.com

           ADAMS RESPIRATORY THERAPEUTICS ANNOUNCES PLAN TO REPURCHASE
            MANUFACTURING ASSETS AND OPERATIONS IN FORT WORTH, TEXAS,
                              FROM CARDINAL HEALTH

 Adams seeks to develop a world class manufacturing operation that consistently meets customer demand for its leading respiratory medicines

CHESTER, N.J. (July 27, 2006) - Adams Respiratory Therapeutics, Inc. (NASDAQ:
ARxT) today announced that it has entered into a definitive agreement with Cardinal Health to repurchase the manufacturing assets and operations in Fort Worth, Texas, for approximately $28 million. Cardinal Health, Inc. (NYSE: CAH), a leading provider of products and services supporting the healthcare industry, originally purchased the manufacturing operations from Adams in 2004. Adams expects to take ownership of the facility from Cardinal Health on or about July 31, 2006.

The Company expects to take a one-time pre-tax charge of between $8 and $10 million in the fiscal 2007 first quarter ending Sept. 30, 2006, depending on the final value of the assets and obligations of the transaction at closing. Adams plans to finance the plant buyback using a combination of cash on hand as well as debt financing. Upon closing of the transaction, Adams' management will conduct an investor conference call to provide further financial and other information regarding the plant buyback.

Commenting on the announcement, Michael J. Valentino, president and CEO said, "Looking back, the original decision to sell the Fort Worth facility to Cardinal Health in April 2004, was absolutely the right decision for our company at the time. With $14 million in annual net sales, we needed to focus our efforts on maximizing the commercial potential of our then newly approved product, Mucinex(R). As a result of this sharp focus, we now consider sales, marketing and advertising core competencies of Adams and the Mucinex(R) brand has become a category leader. Two years later, with several products on the market and trailing-twelve-month net sales of more than $225 million as of Mar. 31, 2006, our business priorities have evolved. Now it is imperative that we make appropriate investments in people, processes and equipment, so that manufacturing becomes another core competency of Adams."

Valentino added, "We look forward to welcoming about 270 new Texas-based employees to Adams and we're delighted to welcome back those employees who have continued to work in the plant since the original sale in 2004. In addition, we would like to thank our strategic partner, Cardinal Health, for their expertise in pharmaceutical manufacturing and packaging, and their ability to quickly respond to rapidly increasing demand as a result of the nearly 15-fold growth in our sales over the

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past couple of years. We greatly appreciate their efforts and hope to further strengthen our relationship by leveraging their high-quality manufacturing, supply and packaging capabilities within their company."

Financial Terms of the Plant Buyback

The financial terms of the agreement consist of cash payments of approximately $28 million, of which about $24 million will be paid upon the anticipated closing on or about July 31, and the remainder to be paid quarterly during fiscal year 2007. The re-acquisition payments will include purchases of manufacturing assets, raw material, work-in-process inventory and non-recurring expenses. The Company expects to take a one-time pre-tax charge of between $8 and $10 million during the 2007 fiscal first quarter ending Sept. 30, 2006, depending on the final value of the assets and obligations of the transaction at closing. Adams plans to finance the plant buyback using a combination of cash on hand as well as debt financing.

In addition, Adams and Cardinal Health have entered into separate manufacturing supply agreements for granulation capacity at Cardinal Health's Winchester, Kentucky, facility and packaging capacity at two other Cardinal Health facilities. These facilities have previously been validated and are operational with respect to the Company's Mucinex(R) and Humibid(R) guaifenesin-based extended-release bi-layer tablet products.

Commenting on the financial benefits of the plant buyback, David P. Becker, executive vice president, CFO and treasurer said, "We are excited about this transaction and the opportunity to make critical investments in the future growth of our business. We will be focused on investing in our people, processes and equipment to expand production capacity and extract efficiencies that may lead to future reductions in production costs." Becker added, "As a result of this transaction, our gross margin is expected to increase by about 2 percentage points for those products produced in Fort Worth, beginning in fiscal 2007."

Manufacturing Operation in Forth Worth, Texas

The 130,000 square foot facility in Fort Worth, Texas, is the primary manufacturing and product packaging facility for the Company's Mucinex(R) and Humibid(R) franchise of guaifenesin-based extended-release bi-layer tablet products. There are currently approximately 270 employees based at the Fort Worth facility.

Adams seeks to develop a world class manufacturing operation in Forth Worth, Texas that consistently meets customer demand for its leading respiratory medicines.

About Adams Respiratory Therapeutics, Inc.

Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.

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Forward-Looking Statements

This press release contains certain "forward-looking" statements, including the Company's ability to make manufacturing a core competency, expand manufacturing capacity, realize manufacturing efficiencies, reduce product costs, increase gross margin for products manufactured at the Fort Worth facility and consistently meet customer demand for its products. Such forward-looking statements can be identified by the words "expect," "plan," "seeks," "believe," "intend," and similar expressions and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, among others, the Company's ability to: operate efficiently the Fort Worth manufacturing facility and develop manufacturing as a core competency, make appropriate investments in manufacturing people, processes and equipment, realize manufacturing efficiencies, reduce production costs, increase the gross margin for products manufactured in Fort Worth, and consistently meet customer demand for its products; and other risk factors set forth under the headings "Cautionary Note Regarding Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Adams' Rule 424(b)(4) Prospectus filed with the SEC on December 9, 2005 and under Item 1A. Risk Factors in Adams' Quarterly Report on Form 10-Q for the period ended March 31, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this presentation.

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Investor/Media Contact: Janet M. Barth (908) 879-2428
Source: Adams Respiratory Therapeutics, Inc.

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